
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                          95,473
<SECURITIES>                                         0
<RECEIVABLES>                                  325,937<F1>
<ALLOWANCES>                                    13,814
<INVENTORY>                                     38,001
<CURRENT-ASSETS>                               494,525
<PP&E>                                         386,442
<DEPRECIATION>                                 259,074
<TOTAL-ASSETS>                                 695,974
<CURRENT-LIABILITIES>                          278,005
<BONDS>                                         59,495
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         5,736
<OTHER-SE>                                     349,596
<TOTAL-LIABILITY-AND-EQUITY>                   695,974
<SALES>                                        726,135
<TOTAL-REVENUES>                             1,032,790
<CGS>                                          513,822
<TOTAL-COSTS>                                  707,438
<OTHER-EXPENSES>                               439,558<F2>
<LOSS-PROVISION>                                 3,168<F3>
<INTEREST-EXPENSE>                               7,460
<INCOME-PRETAX>                               (13,634)
<INCOME-TAX>                                   (6,000)
<INCOME-CONTINUING>                           (19,634)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (19,634)
<EPS-PRIMARY>                                   (0.41)<F4>
<EPS-DILUTED>                                   (0.41)<F4>

<F1>Accounts receivable in the Consolidated Balance Sheet is shown net of allowances for doubtful accounts.
<F2>Other expenses include Product development expenses, Sales and marketing expenses, General and administrative expenses, and Nonrecurring operating charges.
<F3>The provision for doubtful accounts is included in Other expenses above.
<F4>Adoption of Statement of Financial Accounting Standards No. 128, Earnings
Per Share, had no impact on the Company's loss per share calculations for any year in the three year period ended December 31, 1998, due to the antidilutive impact of the Company's employee stock options, which are the Company's only common stock equivalent.

